EXHIBIT 5.1

        Our File Number: 12351.00046
Writer's Direct Dial Number: 561.650.0553

[                        ], 2005

Todhunter International, Inc.
222 Lakeview Avenue, Suite 1500
West Palm Beach, Florida 33401

  Re:
  Todhunter International, Inc. Registration Statement on Form S-2 Relating to Rights Offering of Common Stock

Ladies and Gentlemen:

        We have acted as legal counsel for Todhunter International, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-2 (Registration No. 333-118666), as amended (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about [            ], 2005, in connection with the registration under the Securities Act of 1933, as amended, by the Company of (i) 408,787 nontransferable subscription rights (the "Rights") to be distributed in connection with a rights offering (the "Rights Offering") by the Company to the holders of record as of the close of business on the record date declared by the Board of Directors (the "Holders") of its common stock, par value $.01 per share (the "Common Stock") and (ii) up to 408,787 shares of Common Stock, issuable upon exercise of the Rights.

        We are members of the Bar of the State of Florida and do not herein express any opinion as to matters governed by the laws of any jurisdiction other than the internal laws of the State of Florida and the General Corporation Law of the State of Delaware.

        In rendering the following opinions, we relied, with your approval, as to factual matters that affect our opinions, on the following documents:

  A.
  Officer's Certificate, dated as of the date of this Opinion Letter;

  B.
  Articles of Incorporation of the Company; and

  C.
  Bylaws of the Company.

        We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have assumed that all signatories were and are legally competent to execute and deliver the documents executed by each of them.

        Based upon and subject to the foregoing, and in reliance thereon, and subject to the qualifications hereinafter expressed, we are of the opinion that (i) the Rights to be issued by the Company have been duly authorized and, when issued by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally issued, fully paid and nonassessable; and (ii) the shares of Common Stock to be issued and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

        This Opinion Letter is delivered to you in connection with the filing of the Registration Statement with the Securities and Exchange Commission and may not be quoted, circulated or published in whole or in part or delivered to any other person, or relied upon by any other person, without the prior written consent of a shareholder of this law firm.

        Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinion letter, we do not undertake to advise you of any changes in such laws or facts which may occur or come to our attention after the date hereof.

        The opinions set forth in this Opinion Letter are limited to matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Very truly yours,
GUNSTER, YOAKLEY & STEWART, P.A.
By:	Michael V. Mitrione Vice President

MVM/GKB/HSB